UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14400 North 87th Street

Scottsdale, Arizona 85260-3649

(Address of principal executive offices including zip code)

(480) 308-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, JDA Software Group, Inc. (the “Company”) entered into restated executive employment agreements (each, an “Executive Agreement” and collectively, the “Executive Agreements”) with Hamish N. Brewer, President and Chief Executive Officer; Peter S. Hathaway, Executive Vice President and Chief Financial Officer; David R. King, Executive Vice President, Product Management and Development; and Thomas Dziersk, Executive Vice President, Sales and Marketing (each, an “Executive” and collectively, the “Executives”). The Executive Agreements supersede and replace each Executive’s prior employment agreement, and provide for the following annual base salaries for each Executive: (1) Mr. Brewer - $621,000; (2) Mr. Hathaway - $391,810; (3) Mr. King - $350,000; and (4) Mr. Dziersk - $465,750.

Under the Executive Agreements, each Executive is eligible to receive incentive bonus compensation, subject to the terms and conditions of the Company’s annual executive cash incentive program. In addition, the Executive Agreements provide that:

(1)	subject to the approval of the Company’s board of directors (the “Board”), the Company may grant the Executives various forms of equity awards of common stock under the Company’s 2005 Performance Incentive Plan, as amended;

(2)	each Executive is entitled to benefits that are generally available to other senior executives of the Company, including group health, life and disability insurance benefits and participation in the Company’s 401(k) plan, as well as reimbursement for customary business expenses;

(3)	bonus, and other incentive and equity compensation paid or provided to the Executives shall be subject to the terms of such policy of recoupment of compensation as shall be established from time to time by the Board or its Compensation Committee;

(4)	in the event the Executive’s employment is terminated without cause (as defined in the Executive Agreement) or by the Executive for good reason (as defined in the Executive Agreement), the Executive shall receive certain benefits, including 24 months of base salary, two times target annual bonus for the year of termination, unpaid bonus amounts earned during the year in which the termination occurs through the most recently completed fiscal quarter and a cash payment equal to the cost of continued medical and dental coverage for 24 months under the Company’s medical and dental plans less the amount of any employee contribution, and vesting of earned performance share awards that are subject only to service-based vesting, in each case subject to delivery of a release of claims in favor of the Company and compliance with certain restrictive covenants;

(5)	each Executive will be bound for 12 months following termination of employment by restrictions that prohibit (a) working for a competitor of the Company, (b) any investment in a competitor of the Company, (c) solicitation or hiring of the Company’s employees, and (d) solicitation of the Company’s customers or prospective employees.;

(6)	equity-based awards vest in the event of a change in control; and

(7)	the Executives are subject to a cutback of their payments if such payment triggers the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, and cutback of the payments to avoid the excise tax would result in greater after-tax payments to the Executive.

The Company entered into a restated confidential separation and release agreement, dated as of September 26, 2012, with G. Michael Bridge, Senior Vice President and General Counsel (the “Amended Agreement”), providing for his separation from the Company on March 31, 2013. Upon such separation, unless his employment is earlier terminated by the Company for cause, he will receive the following, subject to his delivery of a release of claims in favor of the Company:

(1)	a lump sum cash severance payment (less all required withholdings) equal to the sum of:

(a)	12 months of base salary;

(b)	one year’s bonus;

(c)	any unpaid base salary for the period through March 31, 2013;

(d)	2012 cash bonus then remaining unpaid (or if not yet determined by the Company, an amount equal to $250,000 reduced by any previously paid partial-year 2012 bonus payments);

(e)	bonus for the first quarter of 2013; and

(f)	payment in lieu of the 60-day notice period of Mr. Bridge’s base salary for such period;

(2)	vesting of earned performance share awards that are subject only to service-based vesting; and

(3)	participation, at the Company’s expense, in all Company medical and health plans for up to 18 months in accordance with COBRA.

The foregoing description of the Executive Agreements and the Amended Agreement is qualified in its entirety by reference to the Executive Agreements and Amended Agreement, filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 13, 2012, the Company held its 2012 annual meeting of stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value $0.01 per share, that voted in person or by proxy at the Annual Meeting was 40,340,254, representing approximately 93.7% of the 43,050,926 shares outstanding and entitled to vote at the Annual Meeting. Below are the final voting results for the proposals that were voted upon at the Annual Meeting. For more information on the proposals, see the Company’s proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on October 4, 2012.

(1)	The stockholders elected, by a plurality of the votes cast, each of the nominees listed below as Class I Directors of the Board, each to serve as directors until the Company’s 2015 annual meeting of stockholders and until their successors are elected and qualified:

Name	For	Against	Withheld	Non-Votes
J. Michael Gullard	24,163,624	12,543,307	1,894,462	1,738,861
Richard Haddrill	37,628,232	162,183	810,978	1,738,861

(2)	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Withheld	Non-Votes
36,452,852	1,336,541	812,000	1,738,861

(3)	The stockholders re-approved, by a majority of votes cast, the material terms of performance goals that may be established under the Company’s 2005 Performance Incentive Plan to preserve federal income tax deductions:

For	Against	Abstain	Non-Votes
37,088,592	700,805	811,996	1,738,861

(4)	The stockholders ratified, by a majority of the votes cast, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012:

For	Against	Abstain
39,170,789	348,650	820,815

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restated Executive Employment Agreement by and between Hamish Brewer and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(6) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.2	Restated Executive Employment Agreement by and between Pete Hathaway and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(7) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.3	Restated Executive Employment Agreement by and between David King and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(10) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.4	Restated Executive Employment Agreement by and between Thomas Dziersk and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(12) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.5	Restated Confidential Separation and Release Agreement between G. Michael Bridge and JDA Software Group, Inc. dated as of September 26, 2012 (incorporated by reference to Exhibit (e)(14) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA SOFTWARE GROUP, INC.

Date: November 19, 2012	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restated Executive Employment Agreement by and between Hamish Brewer and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(6) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.2	Restated Executive Employment Agreement by and between Pete Hathaway and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(7) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.3	Restated Executive Employment Agreement by and between David King and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(10) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.4	Restated Executive Employment Agreement by and between Thomas Dziersk and JDA Software Group, Inc. dated November 14, 2012 (incorporated by reference to Exhibit (e)(12) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).

10.5	Restated Confidential Separation and Release Agreement between G. Michael Bridge and JDA Software Group, Inc. dated as of September 26, 2012 (incorporated by reference to Exhibit (e)(14) to the Schedule 14D-9 filed by JDA Software Group, Inc. on November 15, 2012).